Certified Resolution of the BlackRock
Build America Bond Trust (the “Trust”)
          RESOLVED, that the Board of Trustees hereby authorizes Anne Ackerley, President of the Trust, or Neal Andrews, Chief Financial Officer of the Trust, to sign the Registration Statement, any amendments thereto and any related registration statement filed pursuant to Rule 462(b) under the Securities Act on behalf of the Trust pursuant to a power of attorney, as contemplated by Rule 483(b) under the Securities Act.
          I, Janey Ahn, hereby certify that the above Resolution was approved by the Board of the Trustees of the Trust on July 16, 2010.

By:	/s/ Janey Ahn
	Name:	Janey Ahn
Assistant Secretary

Dated: July 21, 2010